UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

BEVERLY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52411	76-0720654
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3300 NW 185th Avenue Unit 155
Portland Oregon 97229
(Address of principal executive offices) (zip code)

503-520-1376
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 2.02                      Completion of Acquisition or Disposition of Assets

On July 14, 2008, Beverly Holdings. Inc. (the “Company”, “Beverly”, “we”, “us”, “our”, and the like) were assigned by our business development consultant, MIRA, LLC, (“MIRA”), all right title and interest in and to a Stock Purchase Agreement by and between MIRA, Granger Mortgage Corporation (“Granger”) and William Granger, the sole shareholder of Granger (the “Granger Purchase Agreement”).  Granger, a Florida corporation, is engaged in the mortgage lending business. The Granger Purchase Agreement was entered into between Mr. Granger and MIRA on July 1, 2008, and assigned to us on July 14, 2008 for $1.00 as contemplated by that certain Business Development Agreement between MIRA and us. The Granger Purchase Agreement is filed as an exhibit to this report and the description of it herein is qualified in its entirety by its terms.

Granger is a Florida based mortgage lender with operations in Bradenton, FL and Lakewood Ranch, FL and has been engaged in mortgage lending operations since 1989. Granger is licensed as a mortgage lender in approximately 20 states and the Federal Housing Administration.

Pursuant to the Granger Purchase Agreement we will acquire Granger in a two-step transaction so as to remain in compliance with state and federal licensing requirements without disrupting its mortgage lending operations. In the first step, we acquired a 9% stock ownership interest in Granger so as not to trigger state and federal “change of control” requirements.  We will acquire the balance of 91% of the stock ownership of Granger at such time as all relevant state and federal licensing authorities approve the change in ownership and control from Mr. Granger to us. This process may take up to three months although we cannot provide any guarantee with respect to the timing of the second closing. In the interim period, Mr. Granger will continue to act as President of Granger and we will provide appropriate transitional and financial support as may be necessary.

Upon the approval of the change of control, Mr. Granger will continue to act in his capacity as President of Granger.  It is expected that certain of our officers will also take on management roles with Granger Mortgage as we implement our reverse mortgage business and operational approaches.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)        Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement by and between William Granger, Granger Mortgage Corporation and MIRA LLC

10.2	Assignment Agreement by and between Beverly Holdings, Inc. and MIRA LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEVERLY HOLDINGS, INC.

Dated: July 31, 2008	By:	/s/ Jonathan Roylance
Name: Jonathan Roylance
Title: Chief Executive Officer